UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

        Date of report (Date of earliest event reported): March 29, 2007

                                  Red Hat, Inc.
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             (Exact Name of Registrant as Specified in Its Charter)

                                    Delaware
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                 (State or Other Jurisdiction of Incorporation)

              000-26281                                   06-1364380
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       (Commission File Number)                (IRS Employer Identification No.)

1801 Varsity Drive, Raleigh, North Carolina                             27606
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 (Address of Principal Executive Offices)                             (Zip Code)

                                 (919) 754-3700
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              (Registrant's Telephone Number, Including Area Code)

                                 Not Applicable
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          (Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written  communications  pursuant to Rule 425 under the  Securities Act
    (17 CFR 230.425)

|_| Soliciting  material pursuant to Rule 14a-12 under the Exchange Act (17
    CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 2.02.    Results of Operations and Financial Condition

     On March 29, 2007, Red Hat, Inc. announced its financial results for the fiscal fourth quarter and fiscal year ended February 28, 2007. The full text of the press release issued in connection with the announcement is furnished as
Exhibit 99.1 to this Current Report on Form 8-K.

     We disclosed non-GAAP financial information in the press release for the three months and fiscal years ended February 28, 2007 and February 28, 2006.
These non-GAAP disclosures include a reconciliation of GAAP net income to non-GAAP adjusted net income and a reconciliation of GAAP cash flow from operating activities to non-GAAP adjusted cash flow from operating activities based on:

o the impact of share-based compensation expense under Statement of Financial Accounting Standards No. 123 (Revised 2004), Share-Based Payment
     ("SFAS 123R") versus share-based compensation expense under Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees ("APB 25");

o the impact of GAAP income tax expense, which includes an estimated annual effective tax rate versus our estimated annual effective cash-basis tax rate; and

o the impact of cash flow characterization of excess tax benefits from share-based arrangements under SFAS 123R.

These non-GAAP disclosures should not be used as a substitute for our GAAP results, but rather read in conjunction with our GAAP results.

     Prior to March 1, 2006, we accounted for share-based compensation pursuant to the provisions of APB 25, and accordingly no compensation expense was recorded for stock options or other share-based awards to employees and non-employee directors that were granted with an exercise price equal to or above the market value per share of our common stock on the grant date. For awards granted with an exercise price less than the market value of our stock on the grant date, the award's intrinsic value was recorded as deferred compensation and reported as a separate component of stockholders' equity. This deferred compensation was amortized to compensation expense over the vesting period of the award.

     Effective March 1, 2006, we adopted the fair value recognition provisions of SFAS 123R, using the modified prospective transition method. Compensation costs recognized in the three months and fiscal year ended February 28, 2007 include compensation costs based on the grant date fair value of the share-based awards. The fair values have been estimated using the Black-Scholes-Merton option-pricing model. In accordance with the provisions of the modified prospective transition method, results for prior periods have not been restated. Our reconciliation includes GAAP share-based compensation expense of $8.0 million and $32.4 million for the three months and fiscal year ended February 28, 2007, respectively versus non-GAAP, or what would have been reported had we continued reporting share-based compensation expense under the provisions of APB 25, of $0.6 million and $2.5 million, respectively.

     During the three months and fiscal year ended February 28, 2007, we recorded GAAP income tax expense of $6.5 million and $29.7 million, respectively, which reflected an estimated annual effective tax rate of 33.1%. We currently have approximately $400 million of tax net operating loss carryforwards ("NOL") available, subject to restrictions, to offset future taxable income, resulting in an estimated annual effective cash-basis tax rate of approximately 5.0% for the foreseeable future. For this reason, in our non-GAAP presentation, we have adjusted the GAAP income tax expense for these periods to reflect the estimated annual effective cash-basis tax rate, resulting in non-GAAP adjusted income tax expense for the three months and fiscal year ended February 28, 2007 of $1.7 million and $6.0 million respectively. Likewise, the recorded GAAP income tax benefit of $1.6 million and income tax expense of $2.3 million for the three months and fiscal year ended February 28, 2006 was adjusted to reflect our estimated annual effective cash-basis tax rate of 5.0%, resulting in non-GAAP adjusted income tax expense of $1.3 million and $4.1 million for those respective periods.

     Our adoption of SFAS 123R also impacts the comparability of our current year cash flows from operating activities with our prior year cash flows from operating activities. SFAS 123R requires that the portion of income tax benefits resulting from tax deductions in excess of a share-based award's original grant date fair value, the "excess tax benefits", be presented as a source of cash flows from financing activities. Prior to our adoption of SFAS 123R, under the provisions of APB 25 we would have presented these excess tax benefits from the exercise of share-based awards as a source of cash flows from operating activities.

     In the three months and fiscal year ended February 28, 2007, we recognized $10.7 million and $16.0 million, respectively, of cash tax benefits resulting from tax deductions in excess of the share-based award's original grant date fair value. For improved year-over-year comparability purposes only, we have added these excess cash tax benefits to GAAP cash flows from operating activities resulting in non-GAAP adjusted cash flows from operating activities of $56.4 million and $217.6 million for the three months and fiscal year ended February 28, 2007.

     Management believes that the adjusted non-GAAP results, when read in conjunction with the GAAP results, offer a useful view of our business
performance  in  that  they  provide  a  more  consistent   means  of  comparing
performance to prior periods in light of the prospective-only application of SFAS 123R in March 2006 (under the modified prospective transition method) and due to the availability of our tax NOL position to substantially offset cash costs of our GAAP effective tax rates for the foreseeable future. Management also uses non-GAAP measures as a component of its regular internal reporting to evaluate performance of the business and compare it to prior performance.

     The information furnished pursuant to Item 2.02 of this Form 8-K, including
Exhibit  99.1  referenced  herein,  shall not be deemed  "filed" for purposes of
Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act") or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01     Financial Statements and Exhibits

       (d)    Exhibits

              99.1       Press Release dated March 29, 2007.

                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                 RED HAT, INC.

Date:  March 29, 2007                            By:  /s/ Charles E. Peters, Jr.
                                                 -------------------------------
                                                 Charles E. Peters, Jr.
                                                 Chief Financial Officer

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                                  EXHIBIT INDEX


Exhibit No.                Description
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99.1                       Press Release dated March 29, 2007